EXHIBIT 10.7

                                 SALES AGREEMENT

         This Sales Agreement (this "Agreement"), effective as of December 9, 2003 (the "Effective Date"), is made by and between The Singing Machine Inc., a Delaware corporation ("SMC"), and CPP Belwin, Inc., a Delaware Corporation and its Affiliates (collectively, "WPB").

         WHEREAS, SMC has produced karaoke software, in compact disk ("CDG") format (such CDG's are collectively referred to as the "Catalogue" and individually as a "Title"); and

         WHEREAS, SMC has requested WBP to market the Titles; and

         WHEREAS, WBP is willing to market the Titles subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the above premises SMC and WBP agree as follows:

                                   ARTICLE I -

                                   DEFINITIONS

         1.1 In addition to those terms set forth above, the terms listed below shall have the following meanings for the purpose of this Agreement:

         "Advertising Allowance" means sums agreed upon by the parties to be used to promote the sale of Licensed Products including, but not limited to cooperative advertising costs and market development funds.

         "Affiliate" means a corporation, partnership (limited or general), limited liability company, joint venture, association, trust, or any other unincorporated organization or entity owned in whole or in part by or under common control with a party to this Agreement.

         "Change of Control" shall include any change of control directly or indirectly of WBP whether such change of control is by merger, consolidation, sale or transfer of assets or equity, assignment, transfer, combination, joint venture, management contract, assimilation, attribution or amalgamation of any kind whatsoever.

         "Claim" means any claim, action, suit, litigation, investigation, inquiry, review or proceeding.

         "Confidential Information" means all information furnished by a party (the "Providing Party") to the other party (the "Receiving Party") that is designated as confidential, whether or not a trade secret, including but not limited to any business plans, any information regarding the Providing Party's marketing, structural or strategic plans, or any other analyses, compilations, studies or other documents whether prepared for or given to the Receiving Party or prepared by or for directors, officers, employees, agents or representatives of the Providing Party or any affiliate thereof (including without limitation accountants, attorneys and financial advisors) (Representatives").

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         "Copyright Office" means the Copyright Office of the Library of
Congress of the United Stated of America.

         "CDG" means a compact disk with graphics containing the contents of a Title.

         "Distribution Fee" means that percentage of Net Sales Receipts set forth on Exhibit C.

         "Effective Date" means December 9, 2004.

         "Intellectual Property" means all patents, trademarks, trade names, logos, service marks, service names, copyrights, and applications therefore, and license or other rights in respect thereof used in connection with the Catalogue and any of the Titles and whether or not SMC's or any other Person's.

         "Judgment" means any judgment, decree, writ, injunction, ruling or order.

         "Legal Expenses" means any and all fees, costs and expenses of any kind reasonably incurred by a Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to, any threatened or asserted Claim including but not limited to fees, costs and expenses of counsel at pre-trail, trail and appellate levels.

         "Licensed Products" means CDG's and Other Formats containing the contents of any of the Titles set forth on Exhibit A.

         "Licensed Property" means the Mark, the Logo and all Intellectual Property and Technology.

         "Logo" means those certain logos set forth on Exhibit B attached hereto and hereby made a part hereof and all other logos of SMC registered with the Copyright Office or non-U.S. registration authorities or used by SMC as common law marks or their equivalent.

         "Mark" means those certain trademarks and service marks set forth on Exhibit C attached hereto and hereby made a part hereof and all other marks of any type or nature of SMC registered with the Copyright Office or non-U.S. registration authorities or used by SMC as common law marks or their equivalent.

         "Net Proceeds" means Net Sales Receipts actually received by WBP, less the Distribution Fee, the Reserve Amount, the Advertising Allowance, is any, and less any other payments due to WBP hereunder.

         "Net Reserves" means the Reserve Amount retained by WBP for a particular month less the amount of money required to repay any Licensed Products returned by WBP Account and Non-WBP Account customers during that month and less any sums anticipated to be due WBP by reason of any indemnity obligations of SMC.

         "Net Reserve Month" means the third month prior to the month before the month in which the payment of Net Reserves are to be made. For example, on March 15, 2004, WBP will

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be required to pay the amount of Net Reserves due to SMC for the month of
December, 2003 (December being the third month before February, the month before the payment is being made).

         "Net Sales Receipts" means gross revenue from the sale of Licensed Products less sales tax, VAT (or its equivalent) and other taxes in the nature of sales taxes and freight costs, if any.

         "Non-WBP Accounts" means those accounts to which Licensed Products are sold directly by SMC. A true and complete list of Non-WBP Accounts is set forth on Exhibit D.

         "Other Formats" means any format other than CDG, whether now known or hereafter invented or discovered.

         "Person" means and includes an individual, corporation, partnership (limited or general), joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

         "Remaining Inventory" means those Licensed Products that make up the inventory of WBP at the date of termination of this Agreement.

         "Reserve Amount" means a sum equal to twenty five (25%) percent of Net Sales Receipts reserved as set forth in Section 5.2 of this Agreement to cover the returns of Licensed Products and indemnity sums due or payable to WBP.

         "Security Interest" means any security interest, pledge, lien, charge, claim, option, equity, right, restriction on transfer or encumbrance of any nature whatsoever.

         "SMC Agreement" means any agreement between SMC and any Person including but not limited to all security agreements, pledges, other security instruments, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or nonbonding, to which SMC is a party and which include in any part the Catalogue or by which SMC or any of the Catalogue may be bound or affected.

         "Tax" and "Taxes" means all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, value added, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments.

         "Technology" means trade secrets, proprietary information, inventions, know-how, processes and procedures owned by SMC, licensed to WBP and used in connection with the Catalogue and any of the Titles.

         "Termination Date" means the date upon which this Agreement is scheduled to terminate, whether it is scheduled to terminate at the end of the initial term of this Agreement or at the end of any subsequent renewal term.

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         "Territory" means the United States of America and Canada and their respective territories and possessions as well as U.S. Military Exchanges throughout the entire world.

         "WBP Accounts" means those accounts to which Licensed Products are sold other than Non-WBP Accounts.

         "WBP Indemnified Parties" means WBP, its directors, officers, shareholders, employees and Affiliates and their respective directors, officers, shareholders and employees.

                                  ARTICLE II -

                                     LICENSE

         2.1 Grant. SMC grants to WBP an exclusive right and license to: (i) promote, market and sell the Licensed Products within the Territory; and (ii) use the Licensed Property in or on any product container, product literature, product advertisement or other method that may be used to distribute, promote, advertise and sell the Licensed Products within the Territory. SMC will cooperate with WBP and use its best efforts to assist and facilitate the promotion, sale, distribution and marketing of Licensed Products, including without limitation, referring sales "leads" to WBP within the Territory.

         2.2 Internet Rights Included. The rights licensed to WBP hereunder shall include and not be limited to anything that pertains to the Internet, INTERNIC, the World Wide Web, any web site, Domain name, Domain registration, or any other computer related or Internet related or derived source or system. To the extent that SMC maintains a web site, SMC shall maintain a link to a designated web site of WMP upon which the Licensed Products shall be available for sale. Such link shall be exclusive for products of similar character.

         2.3 Sublicense Rights. WBP shall have the right to sublicense the rights licensed to it hereunder and to subcontract the sale, promotion, marketing and distribution of all or any portion of any of the Licensed Products.

         2.4 Code Programs. Additional discount programs are offered on behalf of WBP to retail and wholesale customers otherwise known as "Code Programs". Code Programs may include additional discounts or dating for a specific period of time. SMC may elect, upon notice to WBP, to participate in WEA's Code Programs or any of them. WBP shall not offer Licensed Products under any Code Program without the prior consent of SMC.

                                  ARTICLE III -

                              DUTIES OF THE PARTIES

         3.1 SMC Obligations. SMC shall deliver, at its sole cost, risk and expense, Licensed Products in such quantities as EBP shall request and in all cases sufficient to meet market demand to WBP's warehouse, F.O.B. such warehouses. Each warehouse shall be delivered a complete range of all Licensed Products. SMC shall also provide SBP with a suggested retail price list for the Licensed Products as agreed upon by the parties. SMC shall provide promotional copies as requested by WBP but shall not be obligated to provide more than 200

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copies of each Title. Each promotional copy shall be marked as such and shall not be sold by WBP. SMC shall consult with WBP and approve all advertising sufficiently in advance to permit WBP to carry out a marketing campaign in form and substance similar to other WBP and Affiliate marketing campaigns. SMC shall pay the cost of all advertising. With the prior written consent of WBP which may be withheld in the sold discretion of WBP, the cost of advertising may be paid from the Net Sales Receipts. To the extent that Advertising Allowances are paid from Net Sales Receipts, such Advertising Allowances shall be deducted from Net Sales Proceeds after the payment to WBP of Distribution Fees and SMC Serviced Account Distribution Fees.

         3.2 Duties of WBP. WBP shall use reasonable commercial efforts to promote, market and sell the Licensed Products to WBP Accounts at a price agreed upon between WBP and SMC. WBP's marketing efforts shall include attendance at those trade shows and conventions it elects to attend, meetings with WBP Accounts, direct mail such as mailings to Licensed Product dealers, preparation and mailing of catalogues, and placement and promotion of the Licensed Products on www.songexpress.com and any business to business intranet site that it may maintain. WBP shall provide locations for the warehousing of Licensed Products in sufficient quantities to meet market demand. The present warehouse locations are 15800 N.W. 48th Avenue, Miami, Florida, and 948 Meridian Lake Dr., Bldg F, Aurora, Illinois. WBP may change the locations for warehousing the Licensed Products on twenty-one (21) days notice to SMC. WBP shall provide order fulfillment services from its warehouses. In addition, WBP shall provide (i) record keeping of all sales and returns and (ii) inventory control in accordance with industry standard practice. WBP shall also use reasonable commercial efforts to collect all sums due from sales of the Licensed Products. In the event that WBP engages outside collection agents, it shall advance such fees and any costs associated therewith and shall thereafter recover such costs and fees from Net Receipts prior to the payment of sums due to SMC.

                                  ARTICLE IV -

                              TERM AND TERMINATION

         4.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall terminate two years from the Effective Date unless it is earlier terminated as provided in Sections 4.2 or 4.3 below. Any party may terminate this Agreement as of a Termination Date by notice to the other party received by the other party no later than 180 days prior to the Termination Date (the "Expiration Notice"). Upon notice from WBP no earlier than 180 days prior to the Termination Date and provided that SMC has not timely delivered to WBP an Expiration Notice, the term of this Agreement shall be extended for an additional period of two years upon the same terms and conditions as set forth herein.

         4.2 Termination by SMC. This Agreement may be terminated prior to the Termination Date in the event of a default by EBP as more specifically set forth in Article IX below.

         4.3 Termination by WBP. This Agreement may be terminated at any time prior to the Termination Date upon thirty (30) days prior written notice from WBP to SMC or in the event of a default by SMC as more specifically set forth in
Article IX below.

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         4.4 Sales Post-Termination. Upon termination of this Agreement, WBP shall have the right to deliver Licensed Products to the WBP Accounts and the Non-WBP Accounts that have placed orders prior to such termination.

         4.5 Post Termination Obligations. Termination of this Agreement shall not relieve any party of any obligation or liability accrued hereunder prior to such termination, not affect or impair the rights of any party arising under this Agreement prior to such termination, except as expressly provided herein. After the termination of this Agreement, subject to WBP's rights to deliver Licensed Products to WBP Accounts and Non-WBP Accounts, WBP shall deliver the Remaining Inventory to SMC, at the cost and expense of SMC. WBP shall also cease to use the Licensed Property and shall turn over to SMC all promotional materials that contain the Licensed Property.

                                   ARTILE V -

                                    PAYMENTS

         5.1 Net Proceeds. WBP shall pay the Net Proceeds to SMC monthly beginning on January 15, 2004 and continuing each month thereafter on the 15th day following the end of each month, in arrears. With such payment, SBP shall provide a monthly repost detailing the sales, Reserve Amounts and Net Proceeds payable for the previous month (the "Monthly Report"). In the event that for any reason a payment is not due for any month, WBP shall nevertheless provide a Monthly Report for such month.

         5.2 Reserve Amount. WBP shall retain the amount of twenty five (25%) percent of all Net Sales Receipts as the Reserve Amount. Beginning on March 15, 2004 and the fifteenth of each month thereafter, WBP shall pay to SMC, along with the Net Proceeds, the amount of Net Reserves due to SMC for the Net Reserve Month. On the 15th day of the third month following the month during which this Agreement terminates, WBP shall pay the final amount of Net Reserves to SMC.

         5.3 Set Off. All sums payable to SMC shall be subject to set off by SBO for sums due to WBP as set forth in Articles X and XI below.

         5.4 WBP Books of Account. WBP shall maintain and keep (at its principal place of business or such other place as shall be disclosed to SMC and its sole expense) accurate books of account and record covering all matters and transactions relating to this Agreement. SMC and its duly authorized representative(s) shall have the right at its sole expense, upon reasonable notice during WBP's regular business hours and in a manner reasonably calculated to avoid disruption of the business of WBP being carried on at such location, no more than twice in any calendar year, to examine and copy and otherwise audit said books of accounts, records with respect to this Agreement. WBP shall maintain and keep all such books of account and records available for at least two (2) years after expiration or earlier termination of this Agreement.

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                                  ARTICLE VI -

                             REPRESENTATIONS OF SMC

         6.1 SMC represents and warrants to WBP as follows:

               a. Organization and Good Standing. SMC is a corporation duly organized, validly existing an din good standing under the laws of the State of Florida and has the corporate power and authority to own the Licensed Property, the Catalogue and each Title contained within it, and to carry on its business as now being conducted.

               b. Authority, Approvals and Consents. SMC has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of SMC and no other corporate proceedings on the part of SMC are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, SMC, enforceable against SMC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement by SMC and the consummation of the transactions contemplated hereby do not and will not:

                    (i) contravene any provisions of the Certificate of
               Incorporation of By-Laws of SMC;

                    (ii) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any SMC Agreement or require any consent or waiver of, or release of Security Interest by, any Person;

                    (iii) result in the creation of any Security Interest upon, or any Person obtaining any right to acquire, any properties, assets or rights or SMC.

               c. Absence of Liabilities. SMC has no liabilities of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise) that would result in a Security Interest on all or any portion of the Catalogue including, without limitation, any liabilities for Taxes or liabilities for unpaid fees or royalties to any Person providing goods or services in connection with any of the Titles.

               d. Legal Matters. On the date of this Agreement, (i) there are no Claims pending against, or, to the best knowledge of SMC threatened against of affecting, SMC, or any of its properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity and (ii) SMC is not subject to any Judgment.

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               e. Ownership. SMC has good and marketable title to the Catalogue free and clear of all rights of other Persons.

               f. Intellectual Property; Technology. SMC owns or has valid, binding and enforceable rights to use all Intellectual Property and Technology, without any conflict with the rights of others and will at all times during the Term own or have valid, binding and enforceable rights to use all Intellectual Property and Technology, without any conflict with the rights of others. SMC is the sole and exclusive owner of or has the right to use the Licensed Property subject to no interference or other contest proceeding. SMC has not received any notice from any other person pertaining to or challenging the right of SMC to won or use, as applicable, any part of the Licensed Property. SMC has not granted any outstanding licenses or other rights, and has no obligations to grant licenses or other rights in or to, any of the Licensed Property. No Claims have been made by SMC of any violation or infringement by others of the rights of SMC with respect to any Licensed Property, and SMC knows of no basis for the making of any such claim. SMC has not violated or infringed any intellectual property or technology rights (including but not limited to trade secrets) of any other Person related to the Catalogue or any Title.

               g. Brokers. Neither SMC, nor any director, officer or employee thereof, has employed any broker or finder of has incurred or will incur any broker's, finder's or similar fees, commissions or expense, in each case in connection with the transactions contemplated by this Agreement.

               h. Disclosure. SMC has not made any material misrepresentation to WBP relating to this Agreement or the Catalogue nor has SMC omitted to state to WBP any material fact relating to this Agreement or the Catalogue which is necessary in order to make the information given by or on behalf of SMC to WBP not misleading or which, if disclosed, would reasonably affect the decision of a Person who is considering licensing the Catalogue or any Title.

                                  ARTICLE VII -

                             REPRESENTATIONS OF WBP

         7.1 WBP represents and warrants to SMC as follows:

               a. Organization and Good Standing. WBP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority to license the Licensed Property and to carry on its business as not being conducted.

               b. Authority, Approvals and Consents. WBP has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorizes and approved by all necessary corporate action. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, WBP, enforceable against WBO in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies).

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               c. Brokers. Neither the WBP, not any manager, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

                                 ARTICLE VIII -

                                 CONFIDENTIALITY

         8.1 Confidentiality. WBP and SMC agree that any Confidential Information disclosed by a Providing Party to the Receiving Party pursuant to this Agreement shall be maintained in strict confidence and each will use all reasonable diligence to prevent disclosure except to necessary personnel and to Affiliated and consultants who agree to be bound by this confidentiality provision. SMC further agrees that the Technology shall be maintained in strict confidence and that it will use all reasonable diligence to prevent disclosure except to necessary personnel, Affiliated and consultants, who agree to be bound by this confidentiality provision. WBP's and SMC's obligations under this confidentiality provision shall remain in effect for the Term and a period of one (1) year thereafter. WBP and SMC shall not have any obligation of confidentiality with respect to information that:

               a. is in the public domain by use and/or publication at the time of its receipt from the disclosing party; or

               b. is developed independently of information received from the disclosing party; or

               c. was already in the recipient's possession prior to receipt from disclosing party; or

               d. is properly obtained by recipient from a third party with a valid legal right to disclose such information and such third party is not under a confidentiality obligation to the disclosing party.

         Upon termination of this Agreement, all confidential information provided by each party (each, a "Disclosing Party") to the other (each, a "Receiving Party") shall be promptly returned by the Receiving Party to the Disclosing Party.

                                  ARTICLE IX -

                                     DEFAULT

         9.1 WBP events of Default. Each of the following will constitute a "WBP Event of Default" under this License provided that SMC first gives written notice thereof to WBP:

               a. Failure to timely pay sums due to SMC within ten (10) business days following written notice of such failure;

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               b. Failure to perform any material term, covenant, provision, warranty, or undertaking in this Agreement unless WBP has promptly commenced and continues diligent efforts to remedy the default within thirty (30) days following written notice thereof. If the remedy requires additional time in excess of the 30 day cure period, WBP shall have such additional time as is reasonably necessary to cure same.

               c. If any representation of WBP under this Agreement is false when made or becomes false at any time during the Term.

               d. If WBP files a voluntary petition under any bankruptcy, reorganization, or insolvency law of any jurisdiction;

               e. If WBP consents to or applies for the appointment of a trustee, receiver, custodian, or similar official for itself or for all or substantially all its assets or a trustee, receiver, custodian, or similar official is appointed to take possession of all or substantially all of WBP's assets and the order of appointment is not dismissed or stayed within 60 days after appointment;

               f. If WBP makes any assignment for the benefit of creditors, or other arrangement or composition under any laws for the benefit of insolvent persons; an order for relief is entered against WBP under any bankruptcy, reorganization, or insolvency law of any jurisdiction and such order is not dismissed or stayed within 60 days after its entry; or any case, proceeding, or other action seeking such order remains undismissed for 60 days after its filing; or any writ of attachment, garnishment, or execution is levied against all of substantially all of WBP's asset; or all or substantially all of WBP's assets become subject to any attachment, garnishment, execution, or other judicial seizure, and the same is not satisfied, removed, released, or bonded within 60 days after the date the writ was levied or the date of the attachment, garnishment, execution, or other judicial seizure.

         9.2 Remedies for WBP Event of Default. Upon a WBP Event of Default, SMC shall be entitled to the following remedies:

               a. If WBP is in default on any payment due under this Agreement, the amount in arrears will bear interest from the date of the default until the amount is paid in full, at a rate equal to the maximum rate allowed by Florida law.

               b. SMC may terminate this Agreement, and such termination will be without prejudice to any other rights or claims SMC may have against WBP.

               c. SMC may seek specific performance and injunctive relief, including, without limitations, temporary or preliminary injunctive relief.

         9.3 SMC Events of Default. Each of the following will constitute a "SMC Event of Default" under this License provided that WBP first gives written notice thereof to SMC:

               a. Failure to perform any material term, covenant, provision, warranty, or undertaking in this Agreement unless SMC has promptly commenced and continues diligent efforts to remedy the default within thirty (30) days following written notice

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         thereof. If the remedy requires additional time in excess of the 30 day cure period, SMC shall have such additional time as is reasonably necessary to cure same.

               b. If any representation of SMC under this Agreement is false when made or becomes false at any time during the Term.

               c. If SMC files a voluntary petition under any bankruptcy, reorganization, or insolvency law of any jurisdiction;

               d. If SMC consents to or applies for appointment of a trustee, receiver, custodian, or similar official for itself or for all or substantially all its assets or a trustee, receiver, custodian, or similar official is appointed to take possession of all or substantially all of SMC's assets and the order of appointment is not dismisses or stayed within 60 days after appointment;

               e. If SMC makes any assignment for the benefit of creditors, or other arrangement or composition under any laws for the benefit of insolvent persons; an order for relief is entered against SMC under any bankruptcy, reorganization, or insolvency law of any jurisdiction and such order is not dismisses or stayed within 60 days after its entry; or any case, proceeding, or other action seeking such order remains undismissed for 60 days after its filing; or any writ of attachment, garnishment, or execution is levied against all or substantially all of SMC's assets; or all or substantially all of SMC's assets become subject to any attachment, garnishment, execution, or other judicial seizure, and the same is not satisfied, removed, released, or bonded within 60 days after the date the writ was levied or the date of the attachment, garnishment, execution, or other judicial seizure.

         9.4 Remedies for SMC Event of Default. Upon a SMC Event to Default, WBP shall be entitled to the following remedies:

               a. If SMC is in default on any payment due under this Agreement, the amount in arrears will bear interest from the date of the default until the amount is paid in full, at a rate equal to the maximum rate allowed by Florida law.

               b. WBP may terminate this Agreement, and such termination will be without prejudice to any other rights or claims WBP may have against SMC.

               c. WBP may seek specific performance and injunctive relief, including, without limitation, temporary or preliminary injunctive relief.

         9.5 Rights of WBP. In the event that a SMC Event of Default results from SMC's cessation of or failure to actively conduct its primary business operations, the liquidation or seizure of its assets, any bankruptcy or insolvency, an assignment for the benefit of creditors, or its failure to own or control the Licensed Property, then WBP shall have the right, in addition to all other remedies, to the ownership of the Licensed Property for no additional consideration. In such event, SMC shall execute such documents as shall be required to transfer to and fully vest the Licensed Property and the Catalogue in WBP.

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                                   ARTICLE X -

                              INFRINGEMENT ACTIONS

         10.1 Infringement Actions. If either party hereto learns of a possible infringement of the Licensed Property or asserted against either party as a result of the Licensed Property, such party shall inform the other party hereto promptly in writing of such possible infringement and provide the other party with any available evidence thereof, to the extent in such party's possession or control.

         10.2 SMC Obligation to Protect the Licensed Property and the WBP Indemnified Parties. During the Term, SMC shall (i) prosecute any lawsuits, legal actions or other proceedings which, in the opinion of WBP, are necessary or advisable to protect the Licensed Property from infringements, and (ii) protect, indemnify and defend the WBP Indemnified Parties in the event that any claim, lawsuit, legal action or other proceeding is made or instituted against WBP as a result of its sales of Licensed Products. Notwithstanding the foregoing, SMC shall not be required to indemnify and defend the WBP Indemnified Parties in connection with the illegal or grossly negligent actions of the WBP Indemnified Parties. The cost and expense of defending and indemnifying the WBP Indemnified Parties and of prosecuting lawsuits, legal actions or other proceedings in connection with alleged infringements shall be paid by SMC. In furtherance of such right, WBP hereby agrees that SMC may include WBP as a party plaintiff in any such suit, without expense to WBP, and WBP undertakes to furnish any documentary evidence or evidentiary materials which SMC may reasonably require for the purpose of terminating such infringements.

         10.3 WBP Right to Protect the Licensed Property and the WBP Indemnified Parties. If within six (6) months after having been notified of any alleged infringement of the Licensed Property, SMC shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if SMC shall notify WBP at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, WBP shall have the right, but shall not be obligated, to prosecute at its own expense such infringement of the Licensed Property and WBP may, for such purposes, use the name of SMC as party plaintiff. SMC shall bear all costs and expenses of any such suit. If within ten
(10) days of being notified of any claim or demand against any WBP Indemnified Party, SMC shall not have formally and actually undertaken the defense of such WBP Indemnified Party or if SMC shall at any time thereafter discontinue its defense of such WBP Indemnified Party, WBP shall have the right to defend the WBP Indemnified Party at the expense of SMC.

         10.4 Cooperation. In any infringement suit to protect the Licensed Property or to indemnify any Person pursuant to this Agreement, WBP shall, at the request and expense of SMC, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         10.5 Escrow of Funds. In the event that any suit is brought by any third party alleging that any of the Licensed Property infringes any Intellectual Property of any other Person, or if a claim or demand is brought against any WBP Indemnified Party (collectively, an "Indemnifiable Matter"), at the option of WBP, the sums payable to SMC with respect to the sale of the Licensed Products (the "Escrowed Funds") may be held in escrow by WBP to the extent of the costs and expenses reasonably anticipated by WBP to be incurred including but not limited to Legal Expenses and potential damages for such Indemnifiable Matter. The expenses incurred by WBP in connection with the Indemnifiable Matter shall be paid to WBP on a monthly basis upon the submission of invoices for such expenses and the balance of the Escrowed Funds shall remain in escrow pending the outcome of the Indemnifiable Matter. Upon the conclusion of the Indemnifiable Matter, the applicable amount of Escrowed Funds shall be remitted first, to WBP to the extent of its remaining costs and expenses including but not limited to the Legal Expenses and then to the claimant if the claimant is awarded damages or if a settlement is agreed upon by SMC with the claimant that requires the payment of sums to the claimant. The balance of Escrowed Funds shall then be paid to SMC. The Escrowed Funds shall not bear interest and WBP shall have no obligation to invest the Escrowed Funds. In the event of a dispute over all or any portion of the Escrowed Funds, WBP may initiate an action in the nature of interpleader and deposit the portion of the Escrowed Funds that is in dispute with the court having jurisdiction over such interpleader action. In any action in which the Escrowed Funds are interpled, WBP, upon depositing the Escrowed Funds with a court, shall be released from further liability, but shall be entitled to assert all claims to which it may be entitled. WBP shall not be liable, except for its own gross negligence or willful misconduct in connection with the Escrowed Funds. WBP shall be entitle to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. WBP may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         10.6 Additional Provisions. The provisions of Section 11.2 c. (i)-(iv) shall govern the defense and settlement of any Indemnifiable Matter.

                                  ARTICLE XI -

                          SURVIVAL AN DINDEMNIFICATION

         11.1 Survival. All representations and warranties of the parties shall survive the termination of this Agreement for a period of five years; provided, however, that (i) to the extent any breach of a representation or warranty involved any Tax matters, such representation and warranty and any related indemnity obligation shall survive until the expiration of the applicable statute of limitations relating to any such Tax matter.

         11.2 Indemnification. The parties shall indemnify each other as set forth below:

               a. In addition to its indemnification obligations set forth in
         Article X, SMC shall (i) indemnify and hold harmless WBP from any and all losses, damages, liabilities and Claims arising out of, based upon or resulting from any inaccuracy as of the date hereof of any representation or warranty of SMC which is contained in or made pursuant to this Agreement or any breach by SMC of any of its obligation contained in or made pursuant to this Agreement and (ii) reimburse WBP for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

               b. WBP shall (i) indemnify and hold harmless SMC from any and all losses, damages, liabilities and Claims arising out of, based upon or resulting from any inaccuracy as of the date hereof of any representation or warranty of WBP which is contained in or made pursuant to this Agreement or any breach by WBP of any of its obligations contained in or made pursuant to this Agreement and (ii) reimburse SMC for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

               c. Promptly after receipt by any person entitle to indemnification under this Section 11.2 (an "Indemnified Party") of notice of the commencement of any action in respect of which the Indemnified Party will seek indemnification hereunder, the Indemnified Party shall notify each person that is obligated to provide usch indemnification (an "Indemnified Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party other than under this Article XI. The Indemnifying Party shall be entitle to participate in the defense of such action and, provided that within 15 days after receipt of such written notice the Indemnifying Party confirms in writing its responsibility therefore and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such Indemnified Party; provided, however, that:

                    (i) the Indemnified Party shall be entitle to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                    (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party;

                    (iii) no Indemnifying Party shall consent to the entry of
               any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; and

                    (iv) the Indemnifying Party shall not be entitled to control
               (but shall be entitle to participate at its own expense in the defense of), and the Indemnified Party shall be entitle to have sole control over, the defense or settlement of (A) any claim to the extent the claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or otherwise, or prospects of the Indemnified Party or (B) any claim relating to Taxes.

               After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any Legal Expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison counsel for the Indemnified Party. If the Indemnifying Party does not assume control of the defense of such claim as provided in this Section 11.2 (c), the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefore in accordance with this Section 11.2. The reimbursement of fees, costs and expenses required by this
               Section 11.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expense incurred.

               d. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article XI, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

               e. Any claim by WBP for indemnification may be applied against any payment thereafter due to SMC under this Agreement, by means of setoff, reduction or otherwise. The rights of WBP under this subsection (e) are in addition to such other rights and remedies which WBP may have under this Agreement or otherwise.

         11.3 Survival. SMC's obligations under Article X and this Article XI shall survive the termination of this Agreement.

                                  ARTICLE XII -

                          GENERAL TERMS AND CONDITIONS

         12.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) if physically delivered, (ii) if transmitted by fax or other similar means, with subsequent oral confirmation, or (iii) three (3) business days after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express) all of which notices or other communications shall be addressed to the recipient as follows:

         If to WBP:      CPP Belwin, Inc.
                         15800 N.W. 48th Avenue
                         Miami, Florida 33014
                         ATTN: Fred S. Anton, Chief Executive Officer
                         Telecopy Number: (305) 621-1094

         With a courtesy copy to:   Carlton Fields P.A.
                         100 SE 2nd Street
                         40th Floor
                         Miami, Florida 33131
                         ATTN: Andrew J. Markus, Esq.

         If to SMC:      The Singing Machine, Inc.
                         6601 Lyons Road
                         Building A-7
                         Coconut Creek, Florida 33073
                         ATTN: Rose L. Labadessa, Corporate Legal Manager
                         Telecopy Number: (954) 596-2000

or such other addressees and telecopy numbers as either Party shall hereafter furnish to the other Party.

         12.2 Modifications. This Agreement may not be amended, changed, modified or rescinded except in writing signed by a duly authorized representative of each party hereto.

         12.3 Captions; Gender, Number. Section and other heading shave been inserted for convenience of reference only an dare not a part of nor intended to govern, limit or aid in the construction of any term or provision hereof. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.4 Dispute Resolution and Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration conducted by the American Arbitration Association ("AAA") in accordance with AAA Commercial Arbitration Rule and Procedures (the "Rules"). The arbitration shall be heard by three arbitrators to be selected in accordance with the Rules, in Miami-Dade County, Florida. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. Within 7 calendar days after appointment the arbitrators shall set the hearing date, which shall be within 90 days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what they determine to be relevant documents and the dates thereafter for the taking of up to a maximum of 5 depositions by each party to last no more than 2 days in aggregate for each party. Both SMC and WBP waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose of imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that this

Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief, the arbitrator shall have the power to award reasonable attorneys' fees to the prevailing party. The arbitrators shall make their award no later than 7 calendar days after the close of evidence of the submission of final briefs, whichever occurs later. The obligations herein to arbitrate shall not prevent any party from seeking temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such party and court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute or to seek a remedy specifically provided for in this Agreement. All parties hereto acknowledge and agree that the state and federal courts of the State of Florida are courts of competent jurisdiction for purposes of this paragraph and do hereby submit to the jurisdiction of the appropriate court in the State of Florida to which the matter is first submitted by a party for enforcement of any arbitration award or to obtain any such interim relief as herein provided.

         12.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to its choice of law rules or similar principle which would refer to and apply the substantive laws of another jurisdiction, and applicable international conventions and treaties.

         12.6 Waiver. The failure of either party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or a consent to the continuance of any existing breach.

         12.7 Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event either party fails or refuses to perform its duties or fulfill its covenants hereunder.

         12.8 Successors and Assignment. The rights and obligations under this Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.; provided, however, that WBP may make an assignment to an Affiliate without the consent of SMC (provided that WBP is not relieved of its liability hereunder). WBP agrees to provide SMC notice of any such assignment. Any attempted assignment or transfer in contravention of this provision will be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

         12.9 Change of Control. Notwithstanding Section 13.8 above, a Change of Control shall not be considered an assignment or transfer of any rights or obligations of WBP hereunder. In the event of a Change of Control, at the option of WBP or any successor to WBP, this Agreement may be terminated upon notice to SMC.

         12.10 Entire Agreement. This Agreement (including the Exhibits and Schedules to this Agreement which are, by this reference, incorporated herein), constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings of the parties with respect to the subject matter of this Agreement.

         12.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

         12.12 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and Sellers and Buyer will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal, or unenforceable in any respect.

         12.13 Beneficiaries. This Agreement shall not confer upon any other Person any rights or remedies hereunder.

         12.14 Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, investment bankers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         12.15 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and all things as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to this Agreement.

         12.16 No Partnership. The parties hereby acknowledge that it is not their intention under this Agreement to create between themselves a partnership, joint venture, tenancy-in-common, joint tenancy, co-ownership, franchise, or agency relationship. Accordingly, notwithstanding any expressions or provisions contained herein, nothing in this Agreement shall be construed or deemed to create, or to express an intent to create, a partnership, joint venture, tenancy-in-common, joint tenancy, co-ownership, franchise, or agency relationship of any kind or nature whatsoever between the parties hereto.

         12.17 No Presumption. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by both parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Sale Agreement to be executed in their respective corporate names by their respective officers thereunto duly authorized.

                            CPP Belwin, Inc., a Delaware corporation

                            By: /s/ Fred S. Anton
                                -----------------
                            Name: FRED S. ANTON
                                  ---------------
                            Title: CEO
                                  ---------------

                            The Singing Machine Inc., a Delaware corporation


                            By: /s/ Yi Ping Chan
                                ----------------
                            Name: Yi Ping Chan
                            Title: Interim CEO and COO

                                    EXHIBIT A
                                    ---------
                                      LOGO
                                      ----

                             (To be supplied by SMC)

                                    EXHIBIT B
                                    ---------

                                      MARK
                                      ----

                             (To be supplied by SMC)

                                    EXHIBIT C
                                    ---------

                                DISTRIBUTION FEE
                                ----------------

The Distribution Fee payable to WBP for all WBP Accounts shall be * (*%) percent of Net Sales Receipts. The Distribution Fee for Non-WBP Accounts shall be * (*%) percent of Net Sales Receipts (the "SMC Serviced Account
Distribution Fee"). SMC Services Account Distribution Fee shall be applicable to all shipments of products of any type or description made on or after the Effective Date regardless of when the purchase order was entered.

___________

* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                                    EXHIBIT D
                                    ---------

                                NON-WBP ACCOUNTS
                                ----------------

The following are Non-WBP Accounts.

*

___________

* The confidential portion has been so omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.